UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   May 16, 2002

CORNERSTONE PROPANE PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12499	77-0439862
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

432 Westridge Drive
Watsonville, California	95076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 724-1921

N/A
(Former Name or Former Address if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

        On May 16, 2002, Cornerstone Propane Partners, L.P. (“the Partnership”) determined to cease using its independent auditors, Arthur Andersen LLP and selected the services of Deloitte & Touche as its new independent auditors. This determination followed the Partnership’s decision to seek proposals from independent accountants to audit the financial statements of the Partnership, and was approved by the Partnership’s Board of Directors upon the recommendation of its Audit Committee. Deloitte & Touche will audit the financial statements of the Partnership for the fiscal year ending June 30, 2002.

        During the two most recent fiscal years of the Partnership ended June 30, 2001, and the subsequent interim period through May 16, 2002, there were no disagreements between the Partnership and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Partnership ended June 30, 2001 or within the interim period through May 16, 2002.

        The audit reports of Arthur Andersen on the consolidated financial statements of the Partnership as of and for the fiscal years ended June 30, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A letter from Arthur Andersen is attached hereto as Exhibit 16.1.

        During the two most recent fiscal years of the Partnership ended June 30, 2001, and the subsequent interim period through May 16, 2002, the Partnership did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits. The exhibits to this Report are incorporated by reference to the Exhibit Index appearing on page E-1 hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cornerstone Propane Partners, L.P.
(Registrant)

By:	Cornerstone Propane GP, Inc.
as Managing General Partner

By:	/s/ Richard D. Nye
Name:	Richard D. Nye
Title:	Vice President Finance
& Administration and
Acting Chief Financial Officer

Date:	May 23, 2002

Exhibit Index

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant, dated May 20, 2002